Exhibit 10.6

                              EMPLOYMENT AGREEMENT
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      EMPLOYMENT AGREEMENT, dated as of October 1, 2001 between YIGAL ABIRI
(hereinafter called "Abiri") and Q.S.R. Ltd, a Israeli corporation, having its principal place of business at Park Argaman, Industrial Zone, P.O.B. 41, Yavne 81100, Israel (hereinafter called "QSR").

      WHEREAS, Abiri has previously been employed by QSR,

      WHEREAS, QSR and Abiri mutually desire to assure the continuation of Abiri's services to QSR,

      NOW THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the parties covenant and agree as follows:

      1. Employment QSR shall employ Abiri as its General Manager throughout the
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term of this Agreement, and Abiri hereby accepts such employment.

      2. Term  The term of this Agreement shall commence as of the date of this
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Agreement and end of September 30, 2004 thereof unless terminated earlier by QSR for cause.

      3. Compensation
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         A.  QSR shall pay Abiri a base salary of $125,000 per annum.  Such base salary shall be payable monthly or bi-weekly.

             During the term of this Agreement, Abiri shall be entitled to an increase to the aforementioned annual base salary to $145,000 retroactive to the beginning of any QSR fiscal year in which the consolidated audited financial results of Vicon Industries, Inc. and subsidiaries reflects a profit.

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         B. Abiri shall also be entitled to a fiscal year end Performance Bonus beginning with fiscal year 2002, but only if the consolidated audited financial results of Vicon Industries, Inc. and subsidiaries (VII) reflects a fiscal year end profit, as follows:

                     Performance Bonus
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         Amount                           Criteria
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 a) 10% of base salary   VII Consolidated Net Sales is above planned target
 b) 25% of base salary   VII Consolidated Net Sales is 5% aboveplanned target
 c) 50% of base salary   VII Consolidated Net Sales is 10% above planned target
 d) 100% of base salary  VII Consolidated Net Sales is 20% above planned target

     For fiscal  year 2002,  the  planned  revenue  target is $63  million  U.S.
dollars.

      The sales target for fiscal years 2003 and 2004 shall be established each year by budget. Vicon Industries, Inc. Consolidated Net Sales shall be exclusive of sales from an acquired business whose sales are not included in an annual budget plan.

          C. Abiri shall also be entitled to participate in employee benefit plans as may be required by Israeli law or are offered to other full-time employees of QSR.

      4. Expenses QSR will provide Abiri with an automobile to be agreed upon by
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the parties. In addition, QSR will pay all prudent and reasonable costs of operation of such automobile, such as gas, repairs and insurance.

      5.  Change of Control   Should a majority, 51% or more, of the common
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stock of Vicon Industries, Inc. be owned and controlled by an entity or individual other than the Officers and Directors of Vicon Industries, Inc. existing at the date of this Agreement, then Abiri, at his own option, may resign from QSR Ltd. and such resignation shall be considered involuntary.

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      6.  Covenant not to Compete   Abiri agrees that during the term of this
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Agreement and for a period of five years thereafter, he shall not directly or indirectly within the United States, Europe, or Israel, enter the employment of or render any services to any other entity engaged in, any business of a similar nature to or in competition with QSR's or Vicon's business of designing, manufacturing, marketing and selling video systems and equipment in the United States, Europe, or Israel. Abiri further acknowledges that the services rendered by him under this Agreement are special, unique, and of extraordinary character and that a material breach by him of this section will cause QSR, TeleSite and Vicon to suffer irreparable damage; and Abiri agrees that in addition to nay other remedy, this section shall be enforceable by negative or affirmative preliminary or permanent injunction in any Court of competent jurisdiction. Abiri acknowledges that he may only be released from this covenant if QSR materially breaches this agreement or provides a written release to Abiri of this provision.

      7. Death or Disability   QSR may terminate this Agreement, at its sole
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option and determination, if during the term of this Agreement (a) Abiri dies or
(b) Abiri becomes so disabled for a period of six months that he is substantially unable to perform his duties under this Agreement for such period.

      8. Arbitration   Any controversy or claim arising out of, or relating to
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this Agreement, or the breach thereof, shall be settled by arbitration in the
City of Tel Aviv in accordance with the rules of the Israeli Arbitration Board, then in effect, and judgement upon the award rendered to be entered and enforced in any court having jurisdiction thereof.

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      9. Miscellaneous
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     A. This  Agreement  contains the entire  agreement  between the parties and supersedes all prior agreements by the parties whether written or verbal, including the Employment Agreement dated July 30, 1999 between Abiri and QSR Ltd, except for paragraphs 3D and E which shall remain in effect until their scheduled expiration date.

     B. This Agreement may not be waived, changed, modified or discharged orally, but only by agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

     C. This Agreement shall be governed by the laws of the State of Israel.

     D. If any part of this Agreement is held to be unenforceable by any court of competent jurisdiction, the remaining provisions of this Agreement shall continue in full force and effect.

     10. This Agreement shall inure to the benefit of, and be binding upon, QSR, TeleSite or Vicon, its successors, and assigns.


   IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement.




                                          Q.S.R. LTD.


                                         By__________________________
                                              Director


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                                             Yigal Abiri